                                                                    EXHIBIT 10.3



                        TENANT: BROADBASE SOFTWARE, INC.

                                      LEASE

                                TABLE OF CONTENTS

ARTICLE                 TITLE                       PAGE
-------                 -----                       ----
1        PREMISES AND TERM                           1

2        RENT                                        3

3        LANDLORD'S WORK - TENANT'S WORK             5

4        STREETS                                     5

5        UTILITY SERVICES                            5

6        ASSIGNMENT - CHANGE OF OWNERSHIP            5

7        TENANT'S ADDITIONAL AGREEMENTS              8

8        USE OF PREMISES                             10

9        INDEMNITY AND PUBLIC LIABILITY INSURANCE    10

10       FIRE INSURANCE AND CASUALTY                 11

11       REPAIR                                      14

12       FIXTURES & ALTERATIONS                      17

13       REMEDIES                                    18

14       BANKRUPTCY                                  19

15       SURRENDER OF PREMISES                       20

16       EMINENT DOMAIN                              20

17       REAL PROPERTY TAXES                         21

18       PARKING AND ACCOMMODATION AREAS             23

19       MISCELLANEOUS                               24

                               BUSINESS PARK LEASE

         THIS LEASE is made this 23'rd day of December, 1999, between BOHANNON TRUSTS PARTNERSHIP II, a California partnership, herein referred to as "Landlord," and BROADBASE SOFTWARE, INC., a Delaware corporation, herein referred to as "Tenant".

                                   WITNESSETH:


                          ARTICLE 1 - PREMISES AND TERM

         Section 1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises, including the building and other improvements thereon commonly known as 181 and 185 Constitution Drive, Menlo Park, California, the total area of which is approximately 44,723 square feet (as more fully described in Exhibit "A" and located substantially as shown on Exhibit "B" attached hereto) upon and subject to the terms and provisions of this Lease for a demised term of seven (7) years three (3) months commencing on February 1, 2000, and ending on April 30, 2007.

         Section 1.2. The demised premises are currently occupied by existing tenants pursuant to leases which are currently in full force and effect. This Lease and the obligations of Tenant and Landlord hereunder are expressly conditioned upon Landlord obtaining satisfactory termination agreements from the existing tenants and the vacation of the demised premises by the existing tenants. In the event Landlord does not deliver all or any portion of the demised premises to Tenant on the commencement of the term, Landlord shall not be in default hereunder and the term of this Lease shall not be extended thereby, but the Base Rent Commencement Date, as defined in Section 2.1, for the portion of the demised premises not so delivered shall be deferred by one day for each day of delay in delivering said portion of the demised premises to Tenant, provided that if Landlord does not deliver the entire demised premises to Tenant on or before April 1, 2000, Tenant shall have the right to terminate this Lease by written notice given to Landlord at any time after April 1, 2000, but prior to delivery of the entire demised premises to Tenant.

         Upon vacation of any portion of the demised premises by either of the existing tenants, Tenant shall have the right to occupy such portions of the building prior to the commencement of the demised term hereof. From and after the date Tenant first occupies any portion of the demised premises, all of the provisions of this Lease shall be applicable to said portion notwithstanding that the demised term has not yet commenced. Specifically, but without limitation, Tenant's and Landlord's obligations with respect to insurance and indemnities shall be operable as of the date Tenant occupies any portion of the demised premises and, notwithstanding any provision of this Lease to the contrary, commencing May 1, 2000, and continuing until one (1) day before the Base Rent Commencement Date (for the entire demised premises), Tenant shall pay to Landlord monthly base rent on all of such portion occupied calculated by multiplying $2.16 by the number of square feet in the portion of the demised premises occupied by Tenant. In addition to the above, in the event Tenant makes any alterations, decorations, additions or improvements to any portion of the demised premises occupied by Tenant and subsequently terminates the Lease pursuant to the above provisions, then Tenant shall restore such portion of the demised premises to the condition existing at the time of delivery of possession of any such portion of the demised premises to Tenant in accordance with the provisions of Section 12.2. hereinbelow.

         Notwithstanding anything herein to the contrary, Tenant shall have the right, unless restricted by local ordinance, during the demised term to install two (2) microwave antennae and related equipment (collectively, the "Antennae") on the roof ("Roof") of the building to serve Tenant exclusively, which Antennae shall be comparable to the antenna on the building located at 173 Constitution Drive, subject to reasonable requirements as determined by Landlord and Landlord's roofing consultant, which will include, without limitation, the following: (i) the size and dimensions of the Antennae shall be approved by Landlord, in Landlord's sole discretion; (ii) the Antennae shall be installed and screened in a manner approved in advance by Landlord and in locations on the Roof such that one of such Antennae shall be in line of sight to an antenna on the building located at 173 Constitution Drive and the other shall be in line of sight to an antenna on the building located at 172 Constitution Drive, as reasonably approved by Landlord; (iii) Tenant shall submit to Landlord detailed plans on the Antennae and the installation procedures and shall make use of roof mount assemblies, including, without limitation, hardware to be used in attaching any support pole to the Roof and the type and application of the sealant to be used, as approved by Landlord; (iv) the installation, repair, maintenance and removal of the Antennae shall be performed at Tenant's sole cost and expense in a good and workmanlike manner in accordance with all applicable governmental requirements, including, without limitation, FCC licensing requirements; (v) Tenant shall give Landlord at least forty eight (48) hours' prior notice of the dates and times Tenant requires access to the Roof for the installation, repair, maintenance and removal of the Antennae (except in the case of an emergency); (vi) upon removal of the Antennae, Tenant shall return all areas affected by the installation thereof to their original condition, ordinary wear and tear and damage from fire or other casualty not caused by Tenant and/or condemnation excepted; (vii) any damage to the building or the Roof caused by the installation, operation, maintenance or removal of the Antennae will be repaired at Tenant's sole cost and expense by a contractor approved by Landlord; (viii) if Tenant should fail to properly maintain or repair the Antennae, and such failure continues for twenty (20) days after Tenant's receipt of written notice of such failure from Landlord (or such shorter notice period as is appropriate in the event such failure has caused, or is likely to cause, a Roof leak or other problem which requires an immediate response), then Landlord shall have the right to cancel Tenant's use of the Roof for placement of Tenant's Antennae and, in such event, Tenant shall remove the Antennae from the Roof; and (ix) Tenant agrees, at its expense, to relocate the Antennae to another location suitable to Landlord in the event construction, Roof repairs or other similar work is undertaken by or for Landlord which necessitates such relocation. Additionally, Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation by Tenant.

                                ARTICLE 2 - RENT

         Section 2.1. (A) Commencing May 1, 2000 (the "Base Rent Commencement Date") and continuing for the term of this Lease, Tenant shall pay to Landlord base rent as follows:

         Period                                                Amount
         ------                                                ------
         From the Base Rent Commencement
         Date through April 30, 2001                           $  96,528.00 per month

         May 1, 2001 through April 30, 2002                     $100,389.12 per month

         May 1, 2002 through April 30, 2003                     $104,404.69 per month

         May 1, 2003 through April 30, 2004                     $108,580.87 per month

         May 1, 2004 through April 30, 2005                     $112,924.11 per month

         May 1, 2005 through April 30, 2006                     $117,441.07 per month

         May 1, 2006 through April 30, 2007                     $122,138.71 per month

         Base rent shall be paid monthly in advance on the first (1st) day of each calendar month. If the Base Rent Commencement Date is not the first day of a calendar month, the base rent attributable to the first partial month shall be appropriately prorated.

         (B) Tenant covenants and agrees to pay rent to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever except as otherwise expressly provided herein.

         Section 2.2. For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of May and ending on the last day of the next succeeding April, and the succeeding anniversaries thereof. The first year shall commence on May 1, 2000, and shall end on April 30, 2001.

         Section 2.3. All sums payable by Tenant under this Lease shall be paid at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

         Section 2.4. Upon execution of this Lease, Tenant shall pay to the Landlord the following:

         (A) Ninety Six Thousand Five Hundred Twenty Eight Dollars ($96,528.00) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

         (B) A letter of credit in the amount of Five Hundred Eighty Thousand Dollars ($580,000.00) which shall be held as a Security Deposit pursuant to the terms of Section 19.9.

         Tenant shall deliver said letter of credit in the amount of $580,000.00 (the "Initial Amount") to Landlord concurrently with Tenant's execution of this Lease. Such letter of credit shall be issued by and drawn on an institution reasonably acceptable to Landlord and otherwise upon conditions acceptable to Landlord and shall be renewed at least thirty (30) days prior to any scheduled expiration during the entire demised term hereof and shall, subject to Tenant's right to retire the letter of credit if Tenant elects to replace same with cash as provided hereinbelow, remain in effect without expiration for a term ending sixty (60) days after the scheduled expiration or sooner termination of the demised term of this Lease. Provided that no material default beyond applicable cure periods has occurred under the Lease at any time prior to the scheduled reduction in the amount of the letter of credit as provided herein, the Initial Amount may be reduced to the following amounts at the commencement of the following years of the demised term:

                Year                         Amount of Letter of Credit
                ----                         --------------------------
                  2                                  $464,000.00
                  3                                  $348,000.00
                  4                                  $232,000.00
                  5                                  $116,000.00

         At the election of Tenant, at the beginning of the sixth (6th) year of the demised term the letter of credit shall be retired and replaced by a cash security deposit in the amount of $116,000.00.

         Section 2.5. In addition to base rent under Section 2.1., all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term "rent" wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.

         Section 2.6. Any amount due from Tenant to Landlord that is not paid within five (5) days after the date due shall bear interest from the due date at the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

                   ARTICLE 3 - LANDLORD'S WORK - TENANT'S WORK

         Section 3.1. Landlord shall not be required to perform any work in the demised premises except as necessary to satisfy the provisions of Section 11.5; and, subject to the provisions of Section 11.5. hereinbelow, Tenant accepts the demised premises in an "as is" condition.

         Section 3.2. Any additional work to be performed other than that provided for in Section 3.1. and designated as Landlord's Work shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord's architect before work is commenced. Tenant shall furnish Landlord with a set of "as built" plans therefor in IBM-compatible AutoCAD format or such other format which is compatible to Landlord's computer aided design software after any such work is completed. Tenant shall provide insurance during the course of Tenant's construction in accordance with Landlord's standard requirements.


                               ARTICLE 4 - STREETS

         Section 4.1. Tenant agrees to require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided in the Parking and Accommodation Areas. Tenant agrees that it will not oppose any measures undertaken to restrict or eliminate on street parking in front of the demised premises.


                          ARTICLE 5 - UTILITY SERVICES

         Section 5.1. Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building. Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises and sewer use fees and charges whether ad valorum or not and any so called "sewer connection charges" based on increased wastewater discharge from the demised premises exclusively. Tenant shall maintain such connections of utilities to the building.

         Section 5.2. Landlord shall not be liable to Tenant for the failure of any utility services, provided that in the event of any interruption or failure of utility services to the demised premises rendering the demised premises unsuitable for Tenant's use, if Landlord carries off-premises services coverage as part of its rental insurance, Tenant shall be entitled to an abatement of rent to the extent of the proceeds available to Landlord from such insurance as a result of such interruption or failure.


                  ARTICLE 6 - ASSIGNMENT - CHANGE OF OWNERSHIP

         Section 6.1.

         A. Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, mortgage or hypothecate this Lease or the Tenant's interest in and to the demised premises without first procuring the written consent of Landlord. Any attempted transfer, assignment, subletting, license or concession agreement, mortgage or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld provided that in connection with an assignment, the proposed assignee shall have: (i) a net worth, at the time of the assignment, determined in accordance with good accounting principles, equal to or in excess of the net worth of Tenant at the date of the Lease; (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than thirty (30) days notice prior to the effective date of any such assignment, and any sublease of all or any portion of the demised premises for a term ending after June 30, 2002, and Landlord shall have (subject to the provisions hereinbelow) the option to terminate this Lease with respect to the space to be so assigned or subleased by notice to Tenant given within twenty
(20) days of Landlord's receipt of Tenant's notice. Unless Landlord and Tenant otherwise agree, the termination date of this Lease with respect to the space to be so assigned or subleased shall be the date the assignment or sublease otherwise would have become effective. Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term except as to space as to which the Lease is terminated. Tenant agrees to reimburse Landlord for Landlord's reasonable outside attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, mortgage or hypothecation of this Lease or Tenant's interest in and to the demised premises. Notwithstanding anything to the contrary contained herein, Landlord's consent shall not be required for any assignment or sublease to any corporation that controls, is controlled by or is under common control with Tenant, or for any assignment in connection with a merger, consolidation or sale of all or substantially all of the assets of Tenant, provided that in all instances the assignee shall satisfy the net worth requirement set forth above and provided that the assignee agrees in writing for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

                (a) in the case of each and every assignment requiring Landlord's consent, an amount equal to ALL monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings); and

                (b) in the case of each and every sublease, one-half (1/2) of all rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease, LESS

                  (i) all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease);

                  (ii) commissions actually paid by Tenant to procure the sublease to an independent third party licensed real estate broker, amortized over the term of the sublease, commencing with the date on which the sublease term commences; and

                  (iii) the actual cost of leasehold improvements undertaken by Tenant (subject to Landlord's prior written consent) solely to prepare the sublease space for the subtenant, amortized over the period of the term of the sublease, commencing with the date on which the sublease commences.

         During the period ending June 30. 2002, Tenant shall have the right to sublease all or portions of the demised premises for sublease term(s) ending no later than June 30, 2002, subject to Landlord's prior consent and otherwise pursuant to the provisions of this Article, without Landlord having the right to terminate this Lease with respect to the space to be subleased. However, in the event the sublease term of any space subleased by Tenant continues beyond June 30, 2002, Landlord shall have the right to terminate this Lease with respect to any such subleased space the term of which continues beyond June 30, 2002, upon thirty (30) days' advance written notice to Tenant given at any time after such date or at the time the sublease is presented if the sublease is initially scheduled to extend beyond June 30, 2002.

         B. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

         C.

         D. Landlord's rights to assign this Lease are and shall remain unqualified. Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder accruing under this Lease from and after such sale and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

         E. The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this Section 6.1.


                   ARTICLE 7 - TENANT'S ADDITIONAL AGREEMENTS

         Section 7.1. Tenant agrees at all times during the demised term to: (A) Keep the demised premises in a neat and clean condition. (B) Promptly remove all waste, garbage or refuse from the demised premises. (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the demised premises unless the same are made necessary by act or work performed by Tenant or the nature of Tenant's business. (D) Prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or may constitute a nuisance or interfere with other tenants.

         Section 7.2. Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord's written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises. (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises. (C) Change the exterior color of the building on the demised premises, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord. (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant's use. (E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein. (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts. (G) Deface any portion of the building or improvements on the demised premises, normal usage excepted. In the event any portion of the building is defaced or damaged, Tenant agrees to repair such damage. (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public. (I) Install, maintain or operate any sign except as approved in writing by Landlord.
(J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises. (K) Use the demised premises for retail, commercial or residential purposes.

         Section 7.3. Tenant agrees that it will not at any time during the demised term: (A) Perform any act or carry on any practice which may injure the demised premises. (B) Burn anything in or about the demised premises. (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways. (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose. (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

         Section 7.4. Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders relating to the demised premises and the use thereof, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

         Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises due to Tenant's use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys' fees) incurred by Landlord as a result of Tenant's breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution during the demised term of this Lease that is attributable to Tenant's use and occupancy of the demised premises, regardless of whether such liability, cost, or expense arises during or after the demised term, except to the extent such liability, cost or expense is proximately caused by the negligence of Landlord.

         Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) days after any such amounts become due.

         Tenant shall, at least thirty (30) days prior to the termination of the demised term, or any earlier termination of this Lease, submit a plan to the Menlo Park Fire Protection District in accordance with applicable provisions of the Uniform Fire Code, with a copy to Landlord, demonstrating how any hazardous materials which were stored, dispensed, handled or used in, at or upon the demised premises will be transported, disposed of or reused at the expiration or sooner termination of the demised term of this Lease; and Tenant shall, at the expiration or sooner termination of the demised term, comply with all applicable laws, regulations, rules and orders of any governmental body having jurisdiction thereover (including without limitation the Menlo Park Fire Protection District) regarding the disposal of any such hazardous materials.

         Tenant's obligations under this Section 7.4. shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease.


                           ARTICLE 8 - USE OF PREMISES

         Section 8.1. Tenant shall use the demised premises solely for general office, research and development, and for no other purposes without Landlord's written consent.


              ARTICLE 9 - INDEMNITY AND PUBLIC LIABILITY INSURANCE

         Section 9.1. Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in or about the demised premises, the sidewalks (if any) adjoining the same and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs, except to the extent any such claim arises from the willful misconduct, omission or gross negligence of Landlord's contractors, licensees, agents, servants or employees. The foregoing indemnity shall not apply to any discharge, leakage, spillage, emission or pollution occurring upon or from the demised premises which is addressed by Section 7.3.

         Landlord agrees to indemnify and save harmless Tenant from and against all claims arising from any willful misconduct, omission or gross negligence of Landlord, or its contractors, licensees, agents, servants, or employees.

         Section 9.2. Tenant agrees to maintain in full force during the demised term a policy of public liability and property damage insurance under which Landlord (and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance) and Tenant are named as insureds, and the insurer agrees to indemnify and hold Landlord and Landlord's said designees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damage mentioned in
Section 9.1. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Each such policy shall be approved as to form and insurance company by Landlord, such approval not to be unreasonably withheld, be noncancelable with respect to the Landlord and Landlord's said designees without twenty (20) days' written notice to the Landlord and Landlord's said designees, and a duplicate original or certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to expiration of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

         If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide duplicate originals or certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

         Section 9.3. Tenant agrees to use and occupy the demised premises, the Parking and Accommodation Areas and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law the Landlord, and its agents, servants, contractors, and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein.

         Notwithstanding anything to the contrary contained in Section 9.2. or
Section 9.3, Landlord and Tenant each hereby releases the other and its respective officers, agents, servants, contractors and employees from any and all claims or demands for damages, loss, expense or injury to the demised premises, or to the improvements, furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the demised premises, caused by or resulting from perils, events or happenings which are the subject of insurance carried or required to be carried by the respective parties, that is or is required to be in force at the time of such loss.

         The provisions of this Section shall apply during the whole of the demised term.


                      ARTICLE 10 - PROPERTY INSURANCE AND CASUALTY

         Section 10.1. Landlord shall maintain at all times during the term of this Lease a Special Perils policy (previously known as "All Risk" coverage); and, subject to Tenant's approval (or if otherwise deemed appropriate by Landlord pursuant to the provisions of Section 10.9. hereof), earthquake coverage insuring the demised premises, including the building constituting the demised premises and all leasehold improvements therein, against loss, or damage in an amount equal to the full replacement cost, exclusive of foundations, if obtainable from responsible insurance companies licensed to do business in the State of California. If the building on the demised premises should be damaged or destroyed during the demised term by any insured casualty, Landlord shall (except as hereinafter provided) repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction. Landlord's obligation under this Section shall in no event exceed either

(A) the scope of the work done by Landlord in the original construction of such building, together with all leasehold improvements therein, or (B) the proceeds of the insurance policy or policies carried or required to be carried by Landlord, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Tenant shall have no interest in the proceeds of any insurance carried by Landlord. Tenant shall, in the event of casualty covered by Landlord's insurance, reimburse Landlord the amount of the deductible thereunder as follows: (a) in the event of an earthquake covered by insurance carried by Landlord, (i) said deductible shall not exceed ten percent (10%) of the replacement value of the building; (ii) Tenant's share of said deductible shall be forty percent (40%) of the deductible; (iii) Tenant's share of said deductible shall be paid by Tenant to Landlord on an amortized basis over the remaining demised term of this Lease; and (iv) if Tenant's share of said deductible exceeds One Hundred Fifty Thousand Dollars ($150,000.00), Tenant shall have the right to terminate this Lease by written notice to Landlord within twenty (20) days after receipt of Landlord's notice of the amount of Tenant's share of said deductible pursuant to the above provisions; and (b) in the event of any other casualty covered by insurance carried by Landlord, Tenant's share of said deductible shall be one hundred percent (100%) of the deductible.

         Section 10.2. Tenant's base rent and all additional rent obligations which are based on square footage shall be abated proportionately during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

         Section 10.3. If the building on the demised premises should be damaged or destroyed to the extent of 33-1/3% or more of its then replacement cost by an event described in Section 10.1., then Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after the casualty event.

         If the building on the demised premises should be damaged or destroyed to the extent of fifty percent (50%) or more of its then replacement cost by an event described in Section 10.1., then Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after the casualty event.

         As soon as possible following any casualty to the building on the demised premises, Landlord shall notify Tenant of Landlord's reasonable estimate of the time required to repair and/or rebuild the same. In the event such estimated time is in excess of two hundred seventy (270) days from the date of the casualty, Tenant may terminate this Lease by written notice to Landlord given within (20) days after receipt of Landlord's notice of the estimated time.

           If neither Landlord nor Tenant elects to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in Section 10.1. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord's obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises together with all leasehold improvements therein.

         Section 10.4. Tenant agrees to comply with all of the regulations and rules of the Insurance Service Office or any similar body and will not do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance rate with respect thereto.

         Section 10.5. Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the property insurance carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof pursuant to Section 10.1.

         Section 10.6. During the demised term, Tenant shall carry, at its expense, insurance against loss and damage by fire with an "All Risk" endorsement for the full insurable value of Tenant's merchandise, trade fixtures, furnishings, operating equipment and personal property, including wall coverings, carpeting and drapes, if installed by Tenant. Landlord and Landlord's mortgagee shall be named as additional insureds under said policy, which shall be noncancellable with respect to Landlord and Landlord's mortgagee without twenty (20) days' prior written notice. A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy. Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry. If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord, Landlord may, but shall not be required to, obtain any such insurance, and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

         Section 10.7. In the event the building on the demised premises shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's property insurance, to any extent whatsoever, subject to Tenant's termination right pursuant to Section 10.3., Landlord may within ninety
(90) days following the date of such damage, commence repair, reconstruction or restoration of the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the building, in which event this

Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period.

         Section 10.8. Upon any termination of this Lease under the provisions of this Article 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

         Section 10.9. Notwithstanding anything in this Article 10 or elsewhere in this Lease to the contrary, Landlord may maintain any insurance on the demised premises that a prudent owner would carry, including, but not limited to, any rental insurance, owner's protective liability insurance or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof.

         Section 10.10. Landlord and Tenant shall each obtain from their respective insurers under all policies of property, public liability, worker's compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the demised premises or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party. If either Landlord or Tenant fails to obtain the requisite subrogation waiver, it shall not thereby be in default hereunder, but it shall indemnify the other party against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.


                               ARTICLE 11 - REPAIR

         Section 11.1. Landlord agrees, at Landlord's sole expense, to repair structural defects of the building on the demised premises throughout the life of the Lease. Structural defects and maintenance shall not be deemed to include cracks or fissures in walls or floors that do not materially affect the structural integrity of the walls or floors, nor the requirement of painting or caulking.

         Section 11.2. Tenant agrees during the demised term or any extension thereof to maintain the interior of the building on the demised premises, and every part thereof, except as to work to be performed by Landlord under Sections
11.1. and 11.3. Tenant further agrees to clean, inside and out, all of the glass on the exterior of the building. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord's costs of providing such maintenance. Landlord's reservation of the right to enter upon the demised premises to perform any repairs or maintenance or other work in, to, or about the demised premises which in the first instance is the Tenant's obligation pursuant to this Lease shall not be deemed to impose any obligation on Landlord to do so, nor shall Landlord be rendered liable to

Tenant or any third party for the failure to do so, and Tenant shall not be relieved from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

         Section 11.3 Landlord shall provide the following services and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, within ten (10) days after invoice therefor, reimburse Landlord for Landlord's gross costs of: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building;
(iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms; (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord's expense per
Section 11.1. Tenant shall also, within ten (10) days after invoice therefor, reimburse Landlord for Landlord's gross costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant. Landlord's said gross costs as used in this Section 11.3. shall include all costs and expenses of every kind or nature reasonably incurred by Landlord in the performance of such maintenance, repair or replacements.

         Notwithstanding the provisions of Sections 11.3. and 18.3 hereof to the contrary, Tenant's obligation to reimburse Landlord for (i) costs associated with the replacement (as opposed to repairs and maintenance) of the roof membrane and underlayment and the heating, ventilating and air-conditioning units furnished by Landlord and (ii) the cost of any capital improvement required to be made by Landlord pursuant to Article 11 and/or Article 18 of this Lease during the demised term and required under good accounting practice to be amortized, shall be limited to a proportionate share of such replacement costs (the "Reimbursement Amounts") calculated as follows:

                (a) if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the original demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

                (b) if such costs are incurred during any extended term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including any extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

                If a Reimbursement Amount has been determined under subsection
(a) above with respect to any replacement costs, and Landlord and Tenant subsequently agree to extend the term of this Lease, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

         The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease using an interest rate equal to ten percent (10%) per annum.

         The limitations on Tenant's liability for expenses hereunder shall in no event apply to any costs for repairs or replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant.

         Landlord shall bill Tenant monthly for one-twelfth of the estimated costs to be reimbursed by Tenant under this Section 11.3. (except for repairs and replacements which shall be billed as incurred), subject to an annual reconciliation within ninety (90) days after the end of each lease year. In connection with the annual reconciliation, Landlord shall, at Tenant's request, furnish to Tenant a statement showing the costs incurred, in reasonable detail, the estimated payments made by Tenant, and the amount of any overpayment or underpayment. Tenant shall pay to Landlord the amount of any underpayment within thirty (30) days after receipt of the statement, and Tenant shall be entitled to credit the amount of any overpayment against the next payments of rent due hereunder, except that following the expiration of the term hereof, Landlord shall pay to Tenant the amount of any overpayment at the time it furnishes the statement to Tenant.

         Section 11.4. If during the term of this Lease Landlord or Landlord's insurance carrier requires the installation of an Ansul Fire Control System or its equivalent, or any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed at the sole cost of the Tenant within the time specified.

         Section 11.5. Landlord agrees that it will deliver the demised premises to Tenant with the existing electrical, HVAC and plumbing systems of the building on the demised premises in good working order and the roof of the building in good repair. In addition, Landlord shall, prior to the Base Rent Commencement Date, repair and stain the fascia boards along the front of the building or reimburse Tenant in an amount not to exceed Three Thousand Dollars ($3,000.00) towards Tenant's replacement of such fascia boards with stucco, subject to Landlord's approval.

         Section 11.6. Notwithstanding the above provisions to the contrary, on or before July 1, 2000 (subject to Unavoidable Delay, as that term is defined in Section 19.19. hereinbelow), Landlord shall replace the roof membrane of the building and Tenant shall, in addition to all other payments required to be made by Tenant hereunder, reimburse Landlord as Additional Rent the amount of Fifty Five Thousand Dollars ($55,000.00) within ten (10) days after invoice therefor. Landlord agrees to use reasonable efforts to cooperate with Tenant's contractor to replace said roof membrane at the same time as Tenant's contractor is performing Tenant's improvement work within the demised premises; however, the final determination as to the timing of the replacement of said roof membrane shall remain with Landlord, in Landlord's sole discretion.

                      ARTICLE 12 - FIXTURES & ALTERATIONS

         Section 12.1. All trade fixtures owned by Tenant and installed in the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. Landlord may also, at Landlord's sole discretion, store such fixtures at Tenant's expense.

         Section 12.2. Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such alterations, additions or improvements do not affect the exterior of the building or materially affect the sprinkler system and/or mechanical/electrical systems or require removal or modification of improvements installed by Landlord, and so long as Tenant notifies Landlord of any such alterations and provides Landlord with plans therefor in advance, and which consent, if granted, may be subject to such reasonable conditions as Landlord may deem appropriate. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant's sole cost and expense in accordance with the plans and specifications therefor and Tenant agrees to provide Landlord with an "as built" set of plans and specifications after any such work is completed. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys' fees) and any and all liens resulting therefrom. All alterations, decorations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), except furniture, removable paneling, wall fixtures, trade fixtures, appliances and equipment which do not become a part of the demised premises, shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term. Upon the expiration or sooner termination of the demised term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, decorations, additions or improvements made by Tenant which were designated by Landlord to be removed at the time of Landlord's approval of the plans and specifications therefor, or any alterations, decorations, additions or improvements made by Tenant without Landlord's consent and designated by Landlord prior to the termination of the demised term to be removed, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal. The parties acknowledge and agree that, in addition to those alterations, decorations, additions or improvements designated by Landlord to be removed as provided hereinabove, Tenant shall perform all the necessary work to reinstall the t-bar ceiling (including ceiling tiles), lighting (including fixtures), skylight wells, and electrical and HVAC distribution systems throughout the demised premises as they existed at the time of delivery of possession of the demised premises to Tenant, all in accordance with the applicable building codes in effect at the time.

                              ARTICLE 13 - REMEDIES

         Section 13.1. Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continue for five (5) days after receipt of written notice of nonpayment from Landlord, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

         (1) The Landlord has the remedy described in California Civil Code
Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant's right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord's rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant's right of possession, unless Landlord elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair the demised premises at the expense of Tenant to the extent necessary to put the demised premises in the condition required under this Lease.

         (2) Landlord shall have the right to terminate Tenant's possession of the demised premises, and if Tenant's right to possession of the demised premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the demised premises by Tenant, Tenant agrees to pay to Landlord on demand (i) all unpaid rent earned at the time of termination, together with interest on all unpaid installments from the times they were due to the date of termination at the maximum legal rate; (ii) the amounts by which the unpaid rent which would have been due and payable by Tenant since the date of termination exceeds the amount of any rental loss that Tenant proves could have been avoided, together with interest on said amounts from the dates they were due at the maximum legal rate; (iii) the worth at the time of demand of the amount by which the unpaid rent for the balance of the term of this Lease exceeds the amount of rental loss that Tenant proves may reasonably be avoided, together with interest on such amount at the maximum legal rate from the date of demand until paid; (iv) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under this Lease. The right to possession of the demised premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the demised premises. In the event that Landlord seeks to recover the amount due, Landlord shall be entitled to recover the amounts specified in paragraphs (a)
(1), (a) (2) and (a) (4) of Section 1951.2 of the Civil Code of California as such section reads at the date of this Lease, together with interest on said amounts at the maximum legal rate from the dates they were due, computed as of the date of the award, together with the worth at the time of the award of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss that Tenant proves could reasonably have been avoided. Landlord shall be required to mitigate damages by making a good faith effort to re-let the demised premises.

         (3) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

         Section 13.2. Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.


                             ARTICLE 14 - BANKRUPTCY

         Section 14.1. Tenant shall give written notice to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed, at least thirty (30) days prior to the commencement of such proceedings.

         Section 14.2. If any of the following events occur:

         (1) The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

         (2) The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

         (3) The assignment of the property of Tenant for the benefit of creditors;

         (4) The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed;

         (5) The failure of Tenant to give written notice to Landlord provided for in Section 14.1. above;

         then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided.


                       ARTICLE 15 - SURRENDER OF PREMISES

         Section 15.1. Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in Sections 12.1. and 12.2.) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided, and Tenant shall dispose of any hazardous materials stored, dispensed, handled or used in, at or upon the demised premises in accordance with the provisions of Section 7.4.


                           ARTICLE 16 - EMINENT DOMAIN

         Section 16.1. If (i) more than thirty-three percent (33%) of the floor area of the building on the demised premises or (ii) a portion of the Parking and Accommodation Areas shall be taken under the power of eminent domain and the portion of the building and/or Parking and Accommodation Areas not so taken will not be reasonably adequate for the operation of Tenant's business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord's right to terminate the Lease pursuant to
Section 16.4., to continue in possession of the remainder of the demised premises and shall notify Landlord in writing within ten (10) days after such taking of Tenant's election. In the event less than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken or Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the base rent shall be reduced in the same proportion that the floor area of the building on the demised premises taken bears to the original floor area of the building on the demised premises, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the building so as to constitute the portion of the building not taken a complete architectural unit and the demised premises a complete unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building.

         Section 16.2. Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

         Section 16.3. All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

         Section 16.4. If more than thirty-three percent (33%) of the floor areas of the building on the demised premises shall be taken under power of eminent domain, or if any part of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

         Section 16.5. If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.


                        ARTICLE 17 - REAL PROPERTY TAXES

         Section 17.1. Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises during the entire term of this Lease. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such computation thereof. If the demised term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant's liability for taxes for the last partial lease year shall be prorated on an annual basis.

         Section 17.2. If the demised premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

         Section 17.3. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the demised premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

         If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

         Section 17.4. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with parking in the parking area, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

         Section 17.5. Notwithstanding the provisions of Article 17 hereinabove, Tenant shall pay any increase in "real property taxes" resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

         Section 17.6. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

         Section 17. If Tenant is obligated under this Article 17 to pay any real property taxes, fees or assessments that can be paid over a period of time, Tenant shall only be obligated to pay the portion thereof at least thirty (30) days before the date it falls due during the term of this Lease assuming that Landlord had elected to pay the assessment over the longest permissible period, whether or not such election had been made.

                  ARTICLE 18 - PARKING AND ACCOMMODATION AREAS

         Section 18.1. Landlord grants to Tenant during the demised term the right to use the parking facilities and other areas provided and designated as "Parking and Accommodation Areas" on Exhibit "B" hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, employees and its customers and those of any subtenant of Tenant while working or visiting Tenant or any such subtenant. Landlord shall not extend to any person other than a tenant of space in the building the right to use such parking facilities and other areas for such purposes. Tenant agrees that its officers, agents and employees will park their automobiles only in the parking areas provided in the Parking and Accommodation Areas, and Tenant specifically agrees that such officers, agents and employees will not park on any public streets in the vicinity of the demised premises. Except as provided in Section 17.4., Landlord shall not charge parking fees for such right to use parking facilities.

         Section 18.2. All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith. Landlord shall have the right to construct, maintain and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close (if necessary) all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, and its employees and visitors. Notwithstanding anything to the contrary contained herein, Landlord shall not (except if required to comply with applicable laws or regulations) reduce the number of parking spaces to a ratio of parking spaces to the area of the demised premises that is less than the ratio in effect on the commencement of the term of this Lease.

         Section 18.3. Tenant agrees during the demised term to pay to Landlord an annual charge which shall be Landlord's actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

         Landlord's said gross costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above for administration of the Parking and Accommodation Areas.

         Section 18.4. The Parking and Accommodation Areas included for the purpose of this Article are those shown on Exhibit "B" outside of the building area.


                           ARTICLE 19 - MISCELLANEOUS

         Section 19.1. Landlord and its designee shall have the right during reasonable business hours and on reasonable prior notice to Tenant (except in the event of an emergency) to enter the demised premises (i) to inspect the same, or (ii) for any purpose connected with Landlord's rights or obligations under this Lease. . Except in the event of an emergency, Tenant shall have the right to require that Landlord be accompanied by a representative of Tenant and to exclude Landlord from security areas established by Tenant.

         Section 19.2. Tenant shall not be entitled to make repairs at Landlord's expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the demised premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

         Section 19.3. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease.

         Section 19.4. If Tenant should hold over after the demised term and any extension thereof as herein provided for, then such holding over shall be construed as a tenancy from month to month under all of the terms and conditions of this Lease except that, effective thirty (30) days after the expiration of the demised term or any extension thereof, the rental shall be 150% of that provided for under the monthly rental of the principal term of this Lease.

         Section 19.5. Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

         Section 19.6. Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

         Section 19.7. Subject to Article 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

         Section 19.8.

         A. Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant's agents, employees, contractors or subcontractors, that may be secured by any mechanic's, materialmen's, supplier's or other liens against the demised premises or Landlord's interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law; and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or, if contested, to provide such bond and indemnification, shall constitute a default under this Lease and in, addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys' fees, shall be due and payable by Tenant to Landlord forthwith on demand.

         B. At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

         Section 19.9.

         A. Tenant shall deposit with Landlord the letter of credit pursuant to the terms of Section 2.4.(B) in the sum specified in Section 2.4.(B) hereof as a "Security Deposit" (the Security Deposit may be converted to cash at the beginning of the sixth year of the demised term). The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

         B. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, apply so much of the Security Deposit as may be necessary to compensate Landlord toward the payment of rent or additional rent, loss, or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rent and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant sixty (60) days after the end of the demised term.

         C. In the event of bankruptcy or other similar proceedings listed in
Article 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

         D. In the event Landlord delivers the Security Deposit to the purchaser of Landlord's interest in the demised premises, Landlord, after written notice to Tenant of said delivery and written assumption by the purchaser of the obligations of Landlord with respect to the Security Deposit, shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transferees.

         Section 19.10. All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party or, if sent by overnight carrier or United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

         If sent to Tenant, the same shall be addressed to the Tenant at ________________________________________or at such other place as Tenant may from time to time designate by notice to Landlord.

         If sent to Landlord, the same shall be addressed to Landlord at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time designate by notice to Tenant.

         Any such notice when sent by overnight carrier or certified mail as above provided shall be deemed duly served on receipt or the refusal of delivery.

         Section 19.11. As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association.

         Section 19.12. In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys' fees actually incurred.

         Section 19.13. Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

         Section 19.14. Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

         Section 19.15. Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

         Section 19.16. The Tenant warrants that Landlord shall not have any obligation to pay any commissions, charges or other compensation claimed by any realtor, broker, or agent whom Tenant has dealt with in connection with the negotiation of this Lease. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

         Section 19.17. Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant's rights as set forth in Section 19.6.; and as a condition to such subordination the secured party under any such mortgage, deed of trust or other security indenture shall agree that so long as Tenant is not in default hereunder beyond any applicable cure period, Tenant shall not be disturbed in its possession of the demised premises. Subject to the foregoing non-disturbance condition, Tenant shall, at the request of Landlord or any mortgagee, trustee or holder of any such security instrument, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage, deed of trust and/or other security indenture. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant's interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture.

         Section 19.18. Landlord reserves the right during the last six months of the demised term of this Lease or the last six months of any extension hereof to enter the property during normal working hours, with reasonable prior notice to Tenant, for the purpose of showing the demised premises to prospective tenants or purchasers. Tenant shall have the right to require that Landlord and any prospective tenant or purchaser be accompanied by a representative of Tenant and to exclude Landlord and any prospective tenant or purchaser from security areas established by Tenant.

         Section 19.19. Unavoidable Delay. The time within which any of the parties hereto shall be required to perform any act or acts under this Lease shall be extended to the extent that the performance of such act or acts shall be rendered impossible, reasonably impracticable or delayed by strike(s), lockout(s), labor dispute(s) (other than disputes involving Tenant or Tenant's contractor), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes (other than financial inability) beyond the reasonable control of the party obligated to perform. The party entitled to such extension hereunder shall give prompt notice to the other party of the occurrence causing such delay. This provision shall not operate to excuse Tenant from prompt payment of base rent and additional rent required by the terms of this Lease.

         Section 19.20. Landlord and Tenant acknowledge that Tenant leases premises at 173 Constitution Drive, Menlo Park, California, from Landlord (as successor in interest to R & R Properties) pursuant to that certain Lease dated April 7, 1997, for a term ending July 10, 2002 (the "173 Lease"). Landlord and Tenant agree to enter into an amendment to amend the 173 Lease to extend the expiration of the term thereof to April 30, 2007, to set the base rent at $2.30 per square foot effective August 1, 2002, and that such base rent shall thereafter be subject to 3.5% cumulative annual increases.

         IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:                                     LANDLORD:

BROADBASE SOFTWARE, INC.,                   BOHANNON TRUSTS PARTNERSHIP II,
a Delaware corporation                      a California corporation

By:                                         By:
  -------------------------                    ---------------------------------
       President                                       Managing Partner

By:
   ------------------------
       Secretary

(Single Tenant -
Land Building)